EXHIBIT 99.906 CERT

SECTION 906 CERTIFICATIONS

James C. Baker, Principal Executive Officer, and Terry A. Hart, Principal Financial Officer, of Kayne Anderson Midstream/Energy Fund, Inc. (the “Fund”), each certify to his knowledge that:

1.

The Fund’s periodic report on Form N-CSR for the annual period ended November 30, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

January 29, 2020

/s/ JAMES C. BAKER	/s/ TERRY A. HART
James C. Baker	Terry A. Hart
Director, President and Chief Executive Officer	Chief Financial Officer, Treasurer and Assistant Secretary